Exhibit 99.1

[STK] SRV
[IN]
[SU]
TO BUSINESS EDITOR:

 Service Corporation International Completes Redemption of 6.75% Convertible
                                    Notes

    HOUSTON, June 22 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, today announced that it has completed the redemption of its $312.7 million aggregate principal amount, 6.75% Convertible Subordinated Notes due 2008 (the "Notes"). Holders of the Notes converted a total of $221.6 million principal amount of the Notes into approximately 32.0 million shares of Service Corporation International common stock, plus cash in lieu of fractional shares. The Company redeemed the balance of $91.1 million principal amount of the Notes at a redemption price of $103.86 per $1,000 principal amount of Notes. All holders of record on June 7, 2004 received accrued interest of $33.75 per $1,000 principal amount of Notes.
    As a result of this transaction, the Company will reduce its annual interest expense by approximately $21 million. The total aggregate cash outflow of the redemption, including interest, was $105.1 million which was funded from the Company's cash on hand. The Company will record a pre-tax charge of approximately $5.6 million in the second quarter of 2004 related to the premium paid for redeemed Notes and the write-off of unamortized issuance costs associated with the Notes.
    Commenting on the redemption, Robert L. Waltrip, Chairman and Chief Executive Officer, said: "With this transaction, we have reached a significant milestone in our continuing objective to reduce debt and improve our capital structure. As of today and after giving effect to the redemption, our net debt is approximately $1 billion, consisting of debt of approximately
$1.3 billion less cash on hand of approximately $300 million. This represents a substantial reduction since the end of 1999 when net debt exceeded
$4 billion."

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be found on our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,218 funeral service locations, 402 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of March 31, 2004. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com.

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:  Terry Hemeyer - Managing Director / Corporate Communications
             (713) 525-5497

SOURCE  Service Corporation International
    -0-                             06/22/2004
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International
ST:  Texas
IN:
SU: